[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.1

AMENDMENT TO MASTER AGREEMENT

This Amendment is entered into this 4th of April, 2013, by and among the Kansas State University Institute for Commercialization (“KSUIC”) (f/k/a the National Institute for Strategic Technology Acquisition and Commercialization), a Kansas non-profit corporation, the Kansas State University Research Foundation, a Kansas non-profit corporation (“KSURF”) and ABAXIS, Inc., a California corporation (“ABAXIS”).  KSUIC, KSURF, and ABAXIS are collectively referred to as “Parties.”

WHEREAS, the Parties entered into the Master Agreement on January 26, 2011; and

WHEREAS, for good and valuable consideration, the Parties wish to amend the Master Agreement; and

WHEREAS, section 3(a)(i) of the Master Agreement entitled KSURF to Royalty Payments from ABAXIS as follows:

For that portion of AVRL Net Sales (as defined in the Master Agreement) generated by the Initial AVRL Site, the Royalty Payments shall be in an amount equal to (A) until the fifth anniversary of the Royalty Initiation Date (as defined in the Master Agreement), [ * ] of such AVRL Net Sales and (B) for the remainder of the Term of this Agreement, either (1) [ * ] of such AVRL Net Sales if the Master Technical Testing Services Agreement is renewed after its initial five (5) year term, or (2) [ * ] of such AVRL Net Sales if the Master Technical Testing Services Agreement is not renewed after its initial five (5) year term.  Notwithstanding the foregoing, if the Master Technical Testing Services Agreement is terminated at any time upon one year notice pursuant to Section 6.2 of the Master Technical Testing Services Agreement, the Royalty Payment shall be [ * ] of such AVRL Net Sales after such notice period. Notwithstanding subparagraphs 3(a)(ii) or (iii) below, any work or services done by the VDL shall be deemed to give rise to AVRL Net Sales generated by the Initial AVRL Site and shall result in Royalty Payments at the rates described in this subparagraph 3(a)(i).

and;

WHEREAS, KSURF wishes to forgo Royalty Payments between April 1, 2013 and March 31, 2014, in exchange for extending its right to receive Royalty Payments from ABAXIS in an amount equal to [ * ] of such AVRL Net Sales until the sixth anniversary of the Royalty Initiation date and for one additional year;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Section 1 of the Master Agreement shall be revised to read as follows:

TERM.  Unless the Parties mutually agree otherwise, this Agreement will commence on the Effective Date and automatically terminate on the day that is eleven (11) full calendar years after the Royalty Initiation Date (the “Term”).  As used in this Agreement, “Royalty Initiation Date” means the first day of the calendar year after which ABAXIS first receives samples for veterinary diagnostic laboratory testing from a paying customer.  For example, if ABAXIS receives its first sample from a paying customer on September 1, 2011, the Royalty Initiation Date shall be January 1, 2012.

2.	Section 3(a)(i) of the Master Agreement shall be revised to read as follows:

For that portion of AVRL Net Sales (as defined in the Master Agreement) generated by the Initial AVRL Site, the Royalty Payments shall be in an amount equal to (A) until the sixth anniversary of the Royalty Initiation Date, [ * ] of such AVRL Net Sales and (B) for the remainder of the Term of this Agreement, either [ * ] of such AVRL Net Sales if the Master Technical Testing Services Agreement is renewed after its initial five (5) year term, or (2) [ * ] of such AVRL Net Sales if the Master Technical Testing Services Agreement is not renewed after its initial five (5) term.  Notwithstanding the foregoing, if the Master Technical Testing Services Agreement is terminated at any time upon one year notice pursuant to Section 6.2 of the Master Technical Testing Services Agreement, the Royalty Payment shall be [ * ] of such AVRL Net Sales after such notice period.  If termination notice is provided such that KSURF would receive less than a full [ * ] Royalty Payment during the sixth year after the Royalty Initiation Date, KSURF shall receive an additional Royalty Payment equal to [ * ] of the previously foregone royalty amount between April 1, 2013 and March 31, 2014, due upon notice of termination.  In exchange for the consideration above, KSURF will forego Royalty Payments in the second year after the Royalty Initiation Date.  Notwithstanding subparagraphs 3(a)(ii) or (iii) below, any work or services done by the VDL shall be deemed to give rise to AVRL Net Sales generated by the Initial AVRL Site and shall result in Royalty Payments at the rates described in this subparagraph 3(a)(i).

3.	Except as set forth in this Amendment, the Master Agreement shall continue in full force and effect, as amended herein, in accordance with its terms. If there is a conflict between this Amendment and the Master Agreement, the terms of this Amendment will prevail.

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[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS HEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized representative as of the date above written.

KANSAS STATE UNIVERSITY INSTITUTE FOR COMMERCIALIZATION

By:	/s/ Kent Glasscock

Name:	Kent Glasscock

Title:	President

KANSAS STATE UNIVERSITY RESEARCH FOUNDATION

By:	/s/ James Guikema

Name:	James Guikema

Title:	President

ABAXIS, INC.

By:	/s/ Martin Mulroy

Name:	Martin Mulroy

Title:	Chief Commercial Officer

[* ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.